SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2005 (December 8, 2005)

PRIVATE BUSINESS, INC.
 (Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027

(Address of principal executive offices)

615-221-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Introduction

On December 9, 2005, Captiva Solutions, LLC (“Captiva”) merged into CSL Acquisition Corporation, a wholly owned subsidiary of Private Business, Inc., the registrant (“PBiz”), in accordance with the Agreement and Plan of Merger dated October 20, 2005 (the “Merger Agreement”), among PBiz, Captiva, CSL Acquisition Corporation and certain Captiva members.  PBiz previously filed a copy of the Merger Agreement as an exhibit to its Current Report on Form 8-K dated October 25, 2005.  The PBiz shareholders approved the merger and other related proposals at a special shareholder meeting held on December 7, 2005.

Lightyear Loan and Related Warrants

PBiz paid the cash portion of the merger consideration from the proceeds of a $10 million loan (the “Lightyear Loan”) from Lightyear PBI Holdings, LLC (“Lightyear PBI Holdings”).  In connection with the Lightyear Loan, PBiz and Lightyear PBI Holdings entered into a Securities Purchase Agreement, a Senior Subordinated Note, a Warrant Agreement and two Warrant Certificates, each of which is dated December 9, 2005.  Copies of these documents are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and which are incorporated into this Item 1.01 by reference.  Lightyear PBI Holdings owns shares of PBiz Series A Preferred Stock that give it the right to cast approximately 51% of the votes entitled to be cast by the holders of PBiz’s capital stock.  A committee of the independent members of the PBiz board of directors approved the issuance of the warrants.  The PBiz shareholders approved the issuance of the warrants at the special shareholder meeting held on December 7, 2005.

In exchange for the Lightyear Loan, PBiz issued to Lightyear PBI Holdings a Senior Subordinated Note.  The Senior Subordinated Note matures on December 9, 2010 and bears interest at the rate of 10% per annum for the first 18 months and 12% per annum thereafter.  Interest is payable on the Senior Subordinated Note semi-annually in arrears on January 1 and July 1 of each year.  PBiz has the ability to prepay the Senior Subordinated Note in whole or in part.  In addition to customary provisions providing for an acceleration of the note upon an event of default, all payments under the note will be accelerated upon a change in control (as defined in the Senior Subordinated Note) of PBiz.

In connection with the Lightyear Loan, PBiz issued warrants to Lightyear PBI Holdings that give Lightyear PBI Holdings the right to purchase 3,787,879 shares of PBiz common stock at an exercise price of $1.32 per share.  The number of shares purchasable under the warrants is equal to 50% of the principal amount of the Lightyear Loan divided by $1.32, which is the price used for valuation of equity in the merger.  The warrant to purchase 1,893,940 shares is exercisable immediately, and the warrant to purchase the remaining 1,893,939 shares becomes exercisable on June 9, 2007.  The warrants expire on January 20, 2014.  The Securities Purchase Agreement and the Warrant Agreement contain anti-dilution provisions, registration rights and other customary provisions, all on terms substantially consistent with the warrants PBiz previously issued to Lightyear PBI Holdings in January 2004.  If PBiz repays the Lightyear Loan, in whole or in part, within 18 months of the date of the loan, then up to 1,893,940 of the warrants will be cancelled on a pro rata basis.

As a condition to the negotiation of the Captiva transaction, Captiva required that Lightyear PBI Holdings agree to provide backstop financing in order to eliminate any financing contingency.  A committee of the independent members of the PBiz board of directors, together with PBiz management, negotiated the terms of the backstop financing with Lightyear PBI Holdings and PBiz and Lightyear PBI Holdings entered into a commitment letter on September 19, 2005.  Prior to the closing of the merger PBiz explored alternative sources of financing.  However, the committee of independent directors concluded that the Lightyear Loan, after giving effect to the modifications agreed to by Lightyear PBI Holdings described below, was in the best interests of PBiz.

The terms of the Lightyear Loan are more favorable to PBiz than the original terms described in the proxy statement for the special shareholders meeting in the following respects:

•	the interest rate on the Senior Subordinated Note is 10% for the first 18 months and 12% thereafter rather than being fixed at 12% for the full term;

•

the number of shares purchasable under the warrants issued to Lightyear PBI Holdings is equal to 50%, instead of 70%, of the principal amount of the Lightyear Loan, divided by $1.32 per share, which is the price used for valuation of equity in the merger; and

•	50% of the warrants will be terminated if the loan is repaid within 18 months rather than 12 months.

This description of the terms of the Lightyear Loan and the related warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement, the Senior Subordinated Note, the Warrant Agreement, and two Warrant Certificates, copies of which are filed as exhibits to this Current Report on Form 8-K.

First Amendment to Bank of America Credit Facility

On December 8, 2005, in connection with the Lightyear Loan, PBiz amended its credit agreement with Bank of America dated January 19, 2004.  In the amendment, Bank of America consented to the Lightyear Loan and reduced PBiz’s available borrowings under the Bank of America credit facility from $7.1 million to $5 million.  As amended, the credit facility expires on March 8, 2006.  PBiz has the right to request up to three 30-day extensions that are contingent on Bank of America’s consent.  PBiz is currently negotiating a replacement credit facility.  This description of the amendment to the Bank of America credit agreement and the related revolving note does not purport to be complete and is qualified in its entirety by reference to the complete text of the First Amendment to Credit Agreement and Revolving Note filed as Exhibits 10.6 and 10.7, respectively, to this Current Report on Form 8-K, and which are incorporated into this Item 1.01 by reference.

Lynn Boggs Employment Agreement

In connection with the merger, PBiz entered into an employment agreement with Mr. G. Lynn Boggs, the former Chief Executive Officer of Captiva, whereby Mr. Boggs became the CEO of PBiz.  Under the employment agreement, PBiz will pay Mr. Boggs an annual base salary of $400,000 and a minimum bonus of at least $200,000 in 2006, along with other perquisites and benefits customary for a chief executive officer.  If Mr. Boggs’ employment is terminated without cause or if in connection with a change in control of PBiz, (1) Mr. Boggs terminates his employment agreement for adequate cause, or (2) PBiz terminates Mr. Boggs without adequate cause, Mr. Boggs will receive the following after his termination: (a) a lump sum payment equal to his base salary for two years and bonus payments for two years; (b) continuation of his company benefits (medical, dental, disability, life insurance, etc.) for 24 months; and (c) the immediate vesting of all stock options or stock-based compensation.

Upon termination of Mr. Boggs’ employment agreement, whether upon a change of control or for any other reason, he will be prohibited from disclosing or using PBiz’s proprietary information and trade secrets.  However, Mr. Boggs will not be subject to non-compete and non-solicitation obligations unless he is terminated for cause or unless PBiz (or its successor) pays Mr. Boggs an additional twelve months of base salary and bonus, payable in a lump sum after Mr. Boggs is terminated from PBiz.

This description of Mr. Boggs’ employment agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the employment agreement filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Directors Agreement with Glenn W. Sturm

Also in connection with the Merger Agreement, PBiz entered into a directors agreement with Mr. Glenn W. Sturm, a PBiz director at the time of the merger who resigned December 12, 2005.  In that agreement, Mr. Sturm agreed to continue to serve on the audit committee of the PBiz board of directors of PBiz for up to two years from the date of closing of the merger, or such shorter time as requested by the board of directors or the appropriate committee of the board.  The agreement also provided that if Mr. Sturm determined at any time upon reasonable advice of counsel that he could not serve on the audit committee, he agreed to notify PBiz and resign from the board.  The agreement provided further that if Mr. Sturm’s service as a board member terminated under this provision, his option to purchase 670,000 shares of PBiz stock (as described in Item 2.01 below) would remain outstanding, would vest in accordance with the terms of the option agreement and would remain exercisable for the duration of its 10-year term.  This description of the directors agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the directors agreement filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 9, 2005, PBiz announced that the merger of Captiva into CSL Acquisition Corporation, a wholly owned subsidiary of PBiz, had become effective on that date in accordance with the Merger Agreement.  Captiva is a provider of technology products and services for community banks and small financial institutions.  Through its June 2005 acquisition of the business of Total Bank Technology, LLC, Captiva currently provides core data processing and item processing services to 19 customers in the Rocky Mountain region.

Under the Merger Agreement, PBiz paid $6.0 million in cash to the Captiva members and the creditors of Captiva, and issued 757,576 shares of PBiz common stock to the Captiva members.  Based on the closing price of $1.23 per share of PBiz common stock on December 8, 2005, the last trading day before the closing of the merger, the aggregate value of the PBiz common stock issued to the Captiva members was $931,818.  In addition, the Captiva members can earn up to an additional 1,212,122 shares of PBiz common stock based upon the growth of the combined entity in 2006.  The exact number of earnout shares will be that number of shares having an aggregate market value (capped at $1,600,000) equal to 10% of annualized average monthly revenue during 2006 earned by certain businesses that the combined company acquires during fiscal 2006.  PBiz currently is investigating and negotiating the acquisition of businesses with aggregate annual revenues of approximately $11 million that would be eligible for inclusion in the calculation of the earnout shares.  There can be no assurance as to whether these transactions will be consummated.

As described in Item 1.01 above, PBiz paid the cash portion of the merger consideration from the proceeds of the Lightyear Loan from Lightyear PBI Holdings.  Lightyear PBI Holdings owns shares of PBiz Series A Preferred Stock that give it the right to cast approximately 51% of the votes entitled to be cast by the holders of PBiz’s capital stock.

Mr. Glenn W. Sturm, a PBiz director at the time of the merger who resigned December 12, 2005, beneficially owned approximately 37% of Captiva and had loaned $128,246.00 to Captiva.  He received a portion of the purchase price for Captiva, and his loan to Captiva was repaid (along with all other outstanding Captiva debt) from the cash portion of the merger consideration.  On October 20, 2005, the date of the Merger Agreement, Mr. Sturm was also granted an option to purchase 670,000 shares of PBiz common stock at an exercise price of $1.32 per share under the Private Business, Inc. 2005 Long-Term Equity Incentive Plan.  This option grant was subject to (a) shareholder approval of the plan, which was obtained at the special shareholders meeting on December 7, 2005, and (b) closing of the merger.  Mr. Sturm also entered into the Directors Agreement described in Item 1.01 above.  Mr. G. Lynn Boggs, who became CEO of PBiz on the closing of the merger as described above in Item 1.01, was the CEO and beneficially owned approximately 38% of the member units in Captiva.

The consideration paid in the merger was negotiated by the parties as part of the Merger Agreement, and no formula or principle was followed in determining the amount of such consideration.  At a special meeting of the PBiz board on October 17, 2005, the board (acting without Mr. Sturm) approved the merger agreement including the consideration to be paid in the merger.

The description of the merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 2.01 by reference.  For additional information about the terms of the Merger Agreement, see the definitive proxy materials of PBiz dated November 17, 2005 filed with the SEC, which may be reviewed at the SEC’s web site at www.sec.gov.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 9, 2005, PBiz borrowed $10 million from Lightyear PBI Holdings as described in Item 1.01 in the text under the heading “Lightyear Loan and Related Warrants,” which text is incorporated into this Item 2.01 by reference.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 12, 2005, PBiz notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that, as a result of the resignation of Mr. Sturm from its board of directors, the audit committee of PBiz’s board of directors was no longer comprised of three independent directors, was no longer in compliance with the audit committee requirements set forth in Marketplace Rule 4350, and indicated that it would rely upon the cure period in Marketplace Rule 4350(d)(4)(b) to fill the vacancy by its next annual meeting of shareholders or December 12, 2006.  On December 13, 2005, in response to PBiz’s notice to Nasdaq, PBiz received an automatic notice from Nasdaq confirming the foregoing, and PBiz issued a press release describing these events.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference in this Item 3.01.  The PBiz board of directors is currently considering its options regarding this vacancy and intends to search for a qualified candidate to fill this vacancy and regain compliance with applicable Nasdaq listing requirements by its next annual meeting of shareholders.

Item 3.02  Unregistered Sales of Equity Securities.

PBiz incorporates the text of Item 1.01 into this Item 3.02.  On December 9, 2005, PBiz issued (a) 757,576 shares of PBiz common stock to the Captiva members and (b) warrants to Lightyear PBI Holdings granting Lightyear PBI Holdings the right to purchase 3,787,879 shares of PBiz common stock at an exercise price of $1.32 per share.  Based on the closing price of $1.23 per share of PBiz common stock on December 8, 2005, the last trading day before the closing of the merger, the aggregate value of the PBiz common stock issued to the Captiva members was $931,818.  The shares and warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(2) thereof.  In relying on the exemption from registration provided by Section 4(2), PBiz relied on representations from each of the recipients of the securities that they were accredited investors as defined under Rule 501(a) of Regulation D under the Securities Act; that each the recipients was acquiring the securities for investment purposes and not with a view to distribution; and that the securities would bear a legend restricting their further transfer or sale until they have been registered under the Securities Act or an exemption from registration thereunder is available.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing of the merger on December 9, 2005, Lynn Boggs, the former Chief Executive Officer of Captiva, was appointed to PBiz’s board of directors and to the office of CEO of PBiz, and Henry Baroco, the former CEO of PBiz, resigned from PBiz’s board of directors and was appointed as the President and Chief Operating Officer of PBiz.

Before founding Captiva in March 2005, Mr. Boggs, age 50, served as President and Chief Operating Officer of InterCept, Inc. (a provider of technology products and services for financial institutions, Nasdaq: ICPT until November 2004) from February 2002 until March 2005.  Prior to that, Mr. Boggs served as the Chief Executive Officer of Towne Services, Inc. (a provider of services and products that process sales and payment information and related financing transactions for small and mid-sized retail and commercial businesses and banks, which PBiz acquired in 2001, Nasdaq: TWNE) from February 2000 until August 2001.  Mr. Boggs has over twenty years of experience in the financial services industry.  The material terms of Mr. Boggs’ employment agreement are described in Item 1.01 of this Current Report on Form 8-K under the heading “Lynn Boggs Employment Agreement”; the text under that heading is incorporated by reference in this Item 5.02.

Effective December 12, 2005, Mr. Sturm resigned from his position as a member of the PBiz board of directors.  Under the terms of the directors agreement described in Item 1.01 above, Mr. Sturm will retain the option to purchase 670,000 shares of PBiz common stock described in Item 2.01 above.

Item 8.01.  Other Events.

Press Release for Captiva Merger

On December 9, 2005, Private Business, Inc. issued a press release announcing that it had closed the merger with Captiva.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference in this Item 8.01.

Voting Results from Special Shareholders Meeting

PBiz held a special shareholders meeting on December 7, 2005 to vote on the Captiva merger and related matters.  Shareholders were asked to vote on four proposals:

          Proposal 1 was to approve the Merger Agreement, including the issuance of 757,576 shares of PBiz common stock at closing and the potential issuance of up to an additional 1,212,122 shares of PBiz common stock to the Captiva members pursuant to an earnout obligation in the Merger Agreement.

          Proposal 2 was to approve the issuance to Lightyear PBI Holdings of warrants to purchase shares of PBiz common stock in the event the backstop financing commitment was drawn.

          Proposal 3 was to approve the payment in kind to Lightyear PBI Holdings of 1,894 shares of PBiz Series A preferred stock and warrants to purchase 1,515,200 shares of PBiz common stock at $1.32 per share in lieu of cash dividends payable during calendar year 2006 on the Series A preferred stock held by Lightyear PBI Holdings, if requested by a special committee of our board of directors in connection with financing the merger.

          Proposal 4 was to approve the Private Business, Inc. 2005 Long-Term Equity Incentive Plan.

For more information regarding these proposals, see the definitive proxy materials of PBiz dated November 17, 2005 filed with the SEC, which may be reviewed at the SEC’s web site at www.sec.gov.  PBiz solicited proxies for the meeting pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations.

          The four proposals described above passed with the following votes:

	Votes For	Votes Against	Abstentions	Broker non-votes

Proposal 1	23,099,156	241,608	42,382	—
Proposal 2	22,930,113	404,965	48,068	—
Proposal 3	23,064,693	270,385	48,068	—
Proposal 4	23,054,054	313,491	15,601	—

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

The following financial statements of Captiva Solutions, LLC and Total Bank Technology, LLC (predecessor to Captiva), required by this Item 9.01(a) are incorporated by reference to the Definitive Proxy Statement of PBiz filed with the SEC on November 17, 2005:

(i) Historical (Total Bank Technology, LLC)

Report of Independent Auditors
Balance Sheet as of December 31, 2004
Statement of Operations for the year ended December 31, 2004
Statement of Members’ Equity for the year ended December 31, 2004
Statement of Cash Flows for the year ended December 31, 2004
Notes to Financial Statements

(ii) Unaudited

Captiva

Balance Sheet as of September 30, 2005
Statement of Operations for the period from inception (March 31, 2005) through September 30, 2005

Consolidated Statement of Cash Flows for the period from inception (March 31, 2005) through September 30, 2005 and 2004
Notes to Consolidated Financial Statements

Total Bank Technology, LLC

Statements of Operations for the five months ended May 31, 2005 and the nine months ended September 30, 2004
Statements of Cash Flows for the five months ended May 31, 2005 and the nine months ended September 30, 2004

(iii) Unaudited (Total Bank Technology Solutions, Inc.)

Balance Sheets as of December 31, 2003 and 2002
Statements of Operations for the years ended December 31, 2003 and 2002
Statements of Stockholders’ Equity for the years ended December 31, 2003 and 2002
Statements of Cash Flows for the years ended December 31, 2003 and 2002
Notes to Financial Statements

(b)	Pro forma financial information:

The following pro forma financial information of PBiz and Captiva Solutions, LLC, required by this Item 9.01(b) is incorporated by reference to the Definitive Proxy Statement of PBiz filed with the SEC on November 17, 2005:

(i) Pro Forma Consolidated Financial Data

Pro Forma Consolidated Statement of Operations Data
Pro Forma Consolidated Balance Sheet Data
Notes to Pro Forma Consolidated Financial Data

(d)	Exhibits

Number	Exhibit

2.1

Agreement and Plan of Merger dated October 20, 2005 among Private Business, Inc., CSL Acquisition Corporation, Captiva Solutions, LLC, and certain of the Captiva members (incorporated by reference to Exhibit 2.1 of PBiz’s Current Report on Form 8-K filed October 25, 2005).

10.1	Securities Purchase Agreement dated December 9, 2005 between Private Business, Inc. and Lightyear PBI Holdings, LLC.

10.2	Senior Subordinated Note dated December 9, 2005 issued by Private Business, Inc. to Lightyear PBI Holdings, LLC.

10.3	Warrant Agreement dated December 9, 2005 between Private Business, Inc. and Lightyear PBI Holdings, LLC.

10.4	Warrant Certificate dated December 9, 2005 issued by Private Business, Inc. to Lightyear PBI Holdings, LLC.

10.5	Warrant Certificate dated December 9, 2005 issued by Private Business, Inc. to Lightyear PBI Holdings, LLC.

10.6	First Amendment to Credit Agreement dated December 8, 2005 between Private Business, Inc., the guarantors thereto, and Bank of America, N.A.

10.7	Revolving Note dated December 8, 2005 issued by Private Business, Inc. to Bank of America, N.A.

10.8	Employment Agreement dated December 9, 2005 between Private Business, Inc. and G. Lynn Boggs.

10.9	Directors Agreement dated December 8, 2005 between Private Business, Inc. and Glenn W. Sturm.

99.1	Press Release dated December 13, 2005.

99.2	Press Release dated December 9, 2005.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIVATE BUSINESS, INC.

	By:	/s/ Michael Berman

	Name:	Michael Berman
	Title:	General Counsel and Secretary

Date: December 13, 2005